Exhibit 99.1

MOMENTA PHARMACEUTICALS, INC.	301 BINNEY STREET CAMBRIDGE, MA 02142	T: 617.491.9700 F: 617.621.0430

Momenta Pharmaceuticals Reports First Quarter 2020 Financial and Operating Results

-- Top-line interim data from nipocalimab Vivacity-MG study expected by Q3 2020 --

-- Full data from Part B of Phase 1/2 study of M254 in ITP expected in Q3 2020 --

-- Initiated IND-enabling studies for M267, a SIFbody candidate targeting CD38 --

CAMBRIDGE, MA - May 7, 2020 - Momenta Pharmaceuticals, Inc. (Nasdaq: MNTA), a biotechnology company focused on discovering and developing novel biologic therapeutics to treat rare immune-mediated diseases, today reported its financial results for the first quarter ended March 31, 2020.

“Despite the turbulence imposed by the COVID-19 pandemic, Momenta has remained focused on advancing our development pipeline for rare, immune-mediated diseases,” said Craig A. Wheeler, President and Chief Executive Officer of Momenta Pharmaceuticals. “We are targeting key readouts from our lead programs by the end of the third quarter. These readouts will include interim proof-of-concept data from nipocalimab in MG and data from Part B of our Phase 1/2 study of M254 in ITP. We expect data from both programs will further demonstrate the potential of these programs, each with franchise opportunities across a range of large market auto- and alloimmune diseases. Finally, we remain in a strong corporate position, with cash to fund operations through at least the third quarter 2021, as we continue to leverage our platform for growth.”

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First Quarter 2020 Highlights, Recent Events and Anticipated Upcoming Milestones

Novel Therapeutics Pipeline:

Nipocalimab (M281): a fully human anti-neonatal Fc receptor (FcRn) aglycosylated immunoglobulin G (IgG1) monoclonal antibody (mAb)

•	We announced in February that Vivacity-MG, the Company’s Phase 2 clinical study of nipocalimab in generalized myasthenia gravis (gMG), achieved its target enrollment. Momenta remains on track to report top-line interim data from this study by the third quarter of 2020.

•	Unity, the Company’s global multi-center Phase 2 clinical study of nipocalimab in hemolytic disease of the fetus and newborn (HDFN), continues to enroll patients at sites where they can be safely accommodated.

•	Momenta continues to activate sites globally for its Energy Study, the Company's adaptive Phase 2/3 clinical study of nipocalimab in warm autoimmune hemolytic anemia (wAIHA), however it has temporarily suspended patient enrollment due to the COVID-19 pandemic.

M254 (hsIgG): a hypersialylated immunoglobulin designed as a high potency alternative for intravenous immunoglobulin (IVIg)

•	The Company’s multi-part Phase 1/2 clinical trial in idiopathic thrombocytopenic purpura (ITP) is progressing through Part B, which is evaluating M254 in a single ascending dose (SAD) cohort of ITP patients, followed by 1,000mg/kg of IVIg. Enrollment is ongoing, however it has slowed due to the COVID-19 pandemic. The Company plans to complete and report data from Part B in the third quarter of 2020 and expects to initiate Part C of the study in the fourth quarter of 2020.

•	The Company’s planned Phase 2 study of M254 in chronic inflammatory demyelinating polyneuropathy (CIDP) is expected to initiate in 2021, following completion of Parts C and D from its ongoing Phase 1/2 trial of M254 in ITP.

M230 (CSL730): a recombinant Fc multimer being developed in collaboration with CSL

•	A Phase 1 clinical trial to evaluate the safety and tolerability of M230 in healthy volunteers is ongoing. Momenta’s partner, CSL, plans to introduce a subcutaneous formulation into the Phase 1 program in 2020.

Momenta's SIFbody platform combines multiple Fc’s with antibody Fabs to optimally activate Fc effector function, and to effectively deplete target cells.

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•	The Company has initiated IND-enabling studies for M267, a SIFbody candidate targeting CD38. Pre-clinical data suggest this candidate has the potential to be a best-in-class therapeutic to target CD38-expressing cells, which are prevalent in plasmacyte-mediated diseases such as multiple myeloma, AL amyloidosis and other rare, autoantibody-mediated diseases.

Legacy Products:

GLATOPA® 20 mg and 40 mg: U.S. Food and Drug Administration (FDA) approved generic versions of COPAXONE 20 mg and 40 mg, developed and commercialized in collaboration with Sandoz

•	In the first quarter of 2020, Momenta recorded $8.7 million in product revenue from Sandoz’s sales of GLATOPA products.

M710: a proposed biosimilar to EYLEA® (aflibercept) candidate being developed in collaboration with Mylan

•	Mylan continues its pivotal clinical trial in patients with diabetic macular edema to compare safety, efficacy and immunogenicity of M710 with EYLEA. Mylan expects to target U.S. submission in 2021, while monitoring and navigating potential COVID-19 issues.

Corporate:

•	In April 2020, Momenta provided an update on clinical trial activities and business operations amid the COVID-19 pandemic, including measures implemented to protect the health and safety of its personnel, as well as patients and healthcare professionals involved with its clinical studies; to ensure its clinical studies were able to continue unimpeded for patients already enrolled; and to preserve the integrity of its clinical data, in line with updated guidance from the FDA. These business continuity measures currently remain in place, as the Company continues to closely monitor the situation and guidance from public health authorities. Momenta expects to resume activities for affected studies when conditions permit.

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First Quarter 2020 Financial Results

Revenue:

In the first quarter of 2020, the Company recorded $8.7 million in product revenue from Sandoz’s sales of GLATOPA, compared to $2.4 million for the same period in 2019. The increase in product revenue from the prior year period was primarily due to higher net sales of GLATOPA, driven by volume increases.

Research and development revenue for the first quarter of 2020 was $0.2 million, compared to $1.8 million for the same period in 2019. The decrease in research and development revenue of $1.6 million, or 89%, was primarily due to lower reimbursement revenue for GLATOPA expenses and lower revenue recognized from Mylan's upfront payment associated with the biosimilar collaboration.

Total revenue for the first quarter of 2020 was $8.9 million compared to $4.1 million for the same period in 2019.

Operating Expenses:

Research and development expenses for the first quarter of 2020 were $34.2 million, compared to $28.0 million for the same period in 2019. The increase of $6.2 million, or 22%, was primarily due to an increase in manufacturing and clinical trial costs for nipocalimab and M254 and increased spending on M710, offset in part by lower lease costs.

General and administrative expenses for the first quarter of 2020 were $14.6 million, compared with $24.2 million for the same period in 2019. The decrease of $9.6 million, or 40%, was primarily due to lower depreciation and rent costs due to the modification of the Bent St. lease and lower legal costs.

Total GAAP operating expenses were $49.6 million in the first quarter of 2020. First quarter 2020 non-GAAP operating expense was $44.7 million. Non-GAAP operating expense is total operating expenses, less stock-based compensation expense, restructuring expense and collaborative reimbursement revenue. See “Non-GAAP Financial Information and Other Disclosures” and the table below entitled “Reconciliation of GAAP Results to Non-GAAP Financial Measures” for a reconciliation of GAAP operating expense to non-GAAP operating expense.

Net Loss:

The Company reported a net loss of $39.6 million, or $0.34 per share for the first quarter of 2020 compared to a net loss of $44.8 million, or $0.46 per share for the same period in 2019.

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Liquidity:

At March 31, 2020, Momenta had $487.9 million in cash, cash equivalents, and marketable securities. This compares to $545.1 million at December 31, 2019 in cash, cash equivalents, and marketable securities.

2020 Financial Guidance

Momenta provides non-GAAP operating expense guidance, which it believes can enhance an overall understanding of its financial performance when considered together with GAAP financial measures. Refer to the section of this press release below entitled “Non-GAAP Financial Information and Other Disclosures” for further discussion of this subject.

Non-GAAP operating expense is total operating expenses, less stock-based compensation expense, restructuring expense and collaborative reimbursement revenues. Due to lower clinical trial enrollment trends as a result of the COVID-19 pandemic, Momenta anticipates its full-year non-GAAP operating expenses will be lower than $220 - $240 million, as previously guided for 2020. The Company anticipates providing an update on expected non-GAAP operating expense for 2020 as part of its second quarter 2020 financial results.

Non-GAAP Financial Information and Other Disclosures

Momenta uses a non-GAAP financial measure, non-GAAP operating expense, to provide operating expense guidance. Momenta believes this non-GAAP financial measure is useful to investors because it provides greater transparency regarding Momenta’s operating performance as it excludes non-cash stock compensation expense, restructuring expense and collaborative reimbursement revenue. This non-GAAP financial measure should not be considered a substitute or an alternative to GAAP total operating expense and should not be considered a measure of Momenta’s liquidity. Instead, non-GAAP operating expense should only be used to supplement an understanding of Momenta’s operating results as reported under GAAP. Momenta has not provided GAAP reconciliation for its forward-looking non-GAAP annual or quarterly operating expense because Momenta cannot reliably predict without unreasonable efforts the timing or amount of the factors that substantially contribute to the projection of stock compensation expense, which is excluded from the forward-looking non-GAAP financial measure. The Company does not expect restructuring expense and collaboration reimbursement revenue to be material.

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Conference Call Information

Management will host a conference call and webcast today at 8:30 am ET to discuss these results and provide an update on the Company. A live webcast of the conference call may be accessed on the “Investors” section of the Company’s website, www.momentapharma.com. Please go to the site at least 15 minutes prior to the call in order to register, download, and install any necessary software. An archived version of the webcast will be posted on the Momenta website approximately two hours after the call.

To access the call, you may also dial (866) 209-9686 (domestic) or (825) 312-2288 (international) prior to the scheduled conference call time and provide the access code 9178486.

About Momenta

Momenta Pharmaceuticals is a biotechnology company with a validated innovative scientific platform focused on discovering and developing novel biologic therapeutics to treat rare immune-mediated diseases and advancing its late stage biosimilars and is headquartered in Cambridge, MA.

To receive additional information about Momenta, please visit the website at www.momentapharma.com, which does not form a part of this press release.

The Company's logo, trademarks, and service marks are the property of Momenta Pharmaceuticals, Inc. All other trade names, trademarks, or service marks are property of their respective owners.

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Forward Looking Statements

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements about the timing of our regulatory filings for clinical development and marketing approval; the timing of regulatory approval and launch of our product candidates; product development strategies, goals and timelines; the Company’s ability to meet its development and strategic goals; market potential and revenue of our products and product candidates; design, timing, enrollment and goals of clinical trials and the availability, timing and announcement of data and results; the use, efficacy, safety, dosing, potency, tolerability, convenience and commercial potential of our product candidates, including their potential as best-in-class agents; reconciling information; non-GAAP operating expense guidance; and anticipated restructuring expenses and anticipated collaborative reimbursement revenue. Forward-looking statements may be identified by words and phrases such as “advance,” “anticipate,” ‘being developed,” “believe,” “continue,” “expect,” “guidance,” “look forward to,” “may,” “plan,” “possible,” “potential,” “progress,” “propose,” “remains,” “target,” “will,” “working toward” and other similar words or expressions, or the negative of these words or similar words or expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, including the risk of the impact of the COVID-19 pandemic on the timing, enrollment or results of our clinical trials, operating expenses, business and supply of manufactured drug materials and those referred to under the section “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, the Company’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. The Company is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

INVESTOR CONTACT:	MEDIA CONTACT:
Patty Eisenhaur	Karen Sharma
Momenta Pharmaceuticals	MacDougall Biomedical Communications
1-617-395-5189	1-781-235-3060
IR@momentapharma.com	Momenta@macbiocom.com

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MOMENTA PHARMACEUTICALS, INC.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2020	December 31, 2019
Assets
Cash, cash equivalents and marketable securities	$487,872	$545,110
Collaboration receivable	16,592	8,013
Restricted cash	1,849	1,849
Other assets	62,433	63,393
Total assets	$568,746	$618,365

Liabilities and Stockholders’ Equity
Current liabilities	$83,158	$106,104
Deferred revenue, net of current portion	895	940
Other long-term liabilities	56,500	56,861
Stockholders' equity	428,193	454,460
Total liabilities and stockholders’ equity	$568,746	$618,365

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MOMENTA PHARMACEUTICALS, INC.

Unaudited Condensed Statements of Operations and Comprehensive Loss

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2020	2019
Collaboration revenues:
Product revenue	$8,692	$2,352
Research and development revenue	197	1,761
Total collaboration revenue	8,889	4,113

Operating expenses:
Research and development	34,207	27,972
General and administrative	14,564	24,206
Other operating expense	786	—
Restructuring	—	26
Total operating expenses	49,557	52,204

Loss from operations	(40,668)	(48,091)

Other income, net	1,113	3,248
Net loss	$(39,555)	$(44,843)

Net loss per share:
Basic and diluted	$(0.34)	$(0.46)

Shares used in calculating net loss per share
Basic and diluted	117,125	98,195

Comprehensive loss	$(39,970)	$(44,501)

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MOMENTA PHARMACEUTICALS, INC.

Reconciliation of GAAP Results to Non-GAAP Financial Measures

(in thousands)

(unaudited)

A reconciliation of historical GAAP operating expenses to Non-GAAP operating expenses is as follows:

	Three Months Ended March 31,
	2020	2019
GAAP operating expenses	$49,557	$52,204
Adjustments:
Restructuring	—	(26)
Non-cash stock compensation expense	(4,823)	(3,474)
Collaboration expenses that are recorded as revenue and are reimbursable by collaborators	(5)	(420)
Non-GAAP operating expenses	$44,729	$48,284

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